EXHIBIT 99.1

Cardtronics Announces Fourth Quarter and Full-Year 2012 Results

HOUSTON, Feb. 7, 2013 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter and year ended December 31, 2012.

Key financial statistics in the fourth quarter of 2012 as compared to the fourth quarter of 2011 include:

  Consolidated revenues of $198.4 million, up 14%, comprised of 11% organic growth and 3% growth from acquisitions
  Adjusted Net Income per diluted share of $0.41, up 14% from $0.36
  Adjusted EBITDA of $50.1 million, up 20% from $41.9 million
  Gross Margin of 32.5%, up from 32.0%
  Free Cash Flow of $29.9 million compared to $14.1 million
  GAAP net income of $11.2 million or $0.25 per diluted share, compared to $8.2 million or $0.18 per diluted share

"Our adjusted earnings for the quarter were up 14%, driven by strong organic revenue growth of 11%," commented Steve Rathgaber, chief executive officer. "The fourth quarter capped off a really solid year in which we grew our revenues by 25%, with over half of that growth being organic. Our business model is evolving as we are increasingly building products and executing strategies that will drive ATM transaction volume and thereby benefit all of our partners including the retailer with more sales, the consumer with greater convenience, and the financial institution with loyalty. Looking to the year ahead, we are well-positioned for another strong organic revenue and earnings growth year, and we also expect to continue to grow through strategic acquisitions, although we remain disciplined in our approach to these transactions."

RECENT HIGHLIGHTS

  Further expansion of the Company's Canadian operations through the acquisition of Can-Do-Cash, a Canadian ATM operator of approximately 800 ATMs, on December 4, 2012.
  Execution of a bank branding agreement with BBVA Compass to brand approximately 300 ATMs located in several premier retail chains in Colorado and Texas.
  Bank branding of over 800 other new ATM locations during the quarter.
  Net addition of over 1,170 new deployed Company-owned ATMs during the quarter.
  Execution of a contract to place approximately 40 very high-transacting ATMs in some of the United Kingdom's busiest train stations.

Effects of foreign currency exchange rate movements had an insignificant impact on reported consolidated revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

The results of operations include the results of Can-Do-Cash since December 4, 2012, which is the date that the acquisition closed, which had an immaterial impact on the consolidated results for both the quarter and the year.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this press release.

FOURTH QUARTER RESULTS

For the fourth quarter of 2012, consolidated revenues totaled $198.4 million, representing a 14% increase from the $174.2 million in consolidated revenues generated during the fourth quarter of 2011. Organic growth in the quarter accounted for 11% of the growth and was primarily attributable to the following: (1) increased transactions per ATM in the Company's United States and United Kingdom operations; (2) unit growth expansion; (3) increased revenues from managed services agreements; (4) increased bank branding revenues from financial institution partners; and (5) growth of the Allpoint network. Partially offsetting the increases in organic revenue were a decline in interchange revenue per transaction as a result of rate reductions by a major interbank network and transaction volume shifts to networks that pay lower interchange rates, and lower equipment sales revenues. The remaining 3% of revenue growth was driven by businesses acquired during the fourth quarter of 2011 and during 2012.

Adjusted EBITDA for the fourth quarter of 2012 totaled $50.1 million, compared to $41.9 million during the fourth quarter of 2011, and Adjusted Net Income totaled $18.3 million ($0.41 per diluted share) compared to $15.6 million ($0.36 per diluted share) during the fourth quarter of 2011. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were positively affected by the incremental revenues attributable to ATMs acquired during the fourth quarter of 2011 and during 2012, as well as the organic revenue growth described above. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the fourth quarter of 2012 totaled $11.2 million, compared to $8.2 million during the same quarter in 2011. GAAP Net Income before income taxes increased $4.6 million from the fourth quarter of 2011 due to the same factors impacting Adjusted EBITDA discussed above.

FULL-YEAR RESULTS

For the year ended December 31, 2012, consolidated revenues totaled $780.4 million, representing a 25% increase from the $624.6 million in consolidated revenues generated during the same period in 2011. Growth from acquisitions accounted for 12% of the increase in consolidated revenues for the year. Organic growth of 13% was attributable to a combination of increases in transactions per ATM, unit growth expansion, increased revenues from managed services agreements, higher bank branding revenues, growth in Allpoint, and higher equipment sales. As was the case with the fourth quarter results, the increases in organic revenue during the year ended December 31, 2012 were partially offset by the interchange rate reductions discussed above.

Adjusted EBITDA totaled $189.5 million for the year ended December 31, 2012, representing a 21% increase over the $156.3 million in Adjusted EBITDA for the same period in 2011. Adjusted Net Income totaled $70.6 million ($1.61 per diluted share) for 2012, up 21% on a per share basis from $58.5 million ($1.37 per diluted share) during the same period in 2011. The increases in Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors noted above for the Company's fourth quarter results.

GAAP Net Income for the year ended December 31, 2012 totaled $43.6 million, compared to $70.2 million during 2011. The year-over-year decrease in GAAP Net Income is primarily attributable to a non-recurring $37.0 million income tax benefit recorded in the third quarter of 2011. GAAP Income before income taxes for the year ended December 31, 2012 was up 23% over 2011.

2013 GUIDANCE

Below is the Company's financial guidance for the year ending December 31, 2013:

  Revenues of $835.0 million to $850.0 million;
  Overall gross margins of approximately 32.0% to 32.3%;
  Adjusted EBITDA of $202.0 million to $209.0 million;
  Depreciation and accretion expense of approximately $64.0 million to $65.5 million, net of noncontrolling interests;
  Cash interest expense of approximately $20.0 million to $20.5 million, net of noncontrolling interests;
  Adjusted Net Income of $1.72 to $1.79 per diluted share, based on approximately 44.7 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $70.0 million, net of noncontrolling interests.

For reconciliations of Adjusted EBITDA and Adjusted Net Income per diluted share, please refer to the supplemental schedules at the end of this release.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates of $1.60 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., and $1.00 Canadian dollar to $1.00 U.S.

LIQUIDITY

The Company believes that it continues to maintain a strong liquidity position, with $96.0 million in available borrowing capacity under its $250.0 million revolving credit facility as of December 31, 2012. In addition, the size of the amended credit facility can be increased to $325.0 million under certain conditions. The Company's outstanding indebtedness as of December 31, 2012 consisted of $200.0 million in senior subordinated notes due 2018, $152.0 million in borrowings under its revolving credit facility due 2016, and $2.8 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related costs, certain other non-operating costs, loss on asset disposal, the Company's obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures, and an adjustment for noncontrolling interest. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, stock-based compensation expense and certain other expense (income) and acquisition-related costs, and using an assumed 35% tax rate, with certain adjustments for noncontrolling interests. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding calculated in accordance with GAAP. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, February 7, 2013, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter and the year ended December 31, 2012. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Fourth Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, February 21, 2013, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 86036091 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through March 8, 2013.

ABOUT CARDTRONICS (Nasdaq:CATM)

Making ATM cash access convenient where people shop, work and live their lives, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 62,800 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the continued implementation of the Company's corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 192,813	$ 165,055	$ 743,662	$ 597,219
ATM product sales and other revenues	5,547	9,127	36,787	27,357
Total revenues	198,360	174,182	780,449	624,576
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	128,370	110,717	502,682	396,347
Cost of ATM product sales and other revenues	5,480	7,706	33,405	23,768
Total cost of revenues	133,850	118,423	536,087	420,115
Gross profit	64,510	55,759	244,362	204,461
Operating expenses:
Selling, general, and administrative expenses	17,569	15,881	65,525	55,582
Acquisition-related expenses	1,474	3,448	3,332	4,747
Depreciation and accretion expense	17,256	12,958	61,499	47,962
Amortization expense	5,260	5,674	21,712	17,914
Loss on disposal of assets	1,003	701	1,787	981
Total operating expenses	42,562	38,662	153,855	127,186
Income from operations	21,948	17,097	90,507	77,275
Other expense (income):
Interest expense, net	5,195	5,306	21,161	20,116
Amortization of deferred financing costs	227	218	896	993
Other income	(733)	(1,062)	(1,821)	(804)
Total other expense	4,689	4,462	20,236	20,305
Income before income taxes	17,259	12,635	70,271	56,970
Income tax expense (benefit)	6,325	4,589	27,009	(13,176)
Net income	10,934	8,046	43,262	70,146
Net loss attributable to noncontrolling interests	(267)	(107)	(329)	(87)
Net income attributable to controlling interests and available to common stockholders	$ 11,201	$ 8,153	$ 43,591	$ 70,233

Net income per common share – basic	$ 0.25	$ 0.18	$ 0.97	$ 1.60
Net income per common share – diluted	$ 0.25	$ 0.18	$ 0.96	$ 1.58

Weighted average shares outstanding – basic	43,873,526	42,794,563	43,469,175	42,201,491
Weighted average shares outstanding – diluted	44,153,157	43,352,237	43,875,332	42,886,780

Condensed Consolidated Balance Sheets
As of December 31, 2012 and 2011

	December 31, 2012	December 31, 2011

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 13,861	$ 5,576
Accounts and notes receivable, net	45,135	40,867
Inventory	4,389	3,517
Restricted cash, short-term	8,298	4,512
Current portion of deferred tax asset, net	13,193	26,902
Prepaid expenses, deferred costs, and other current assets	30,980	13,056
Total current assets	115,856	94,430
Property and equipment, net	236,238	191,331
Intangible assets, net	102,573	111,603
Goodwill	285,696	271,562
Deferred tax asset, net	32,108	23,101
Prepaid expenses, deferred costs, and other assets	2,168	20,774
Total assets	$ 774,639	$ 712,801

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 1,467	$ 2,317
Current portion of other long-term liabilities	24,386	25,101
Accounts payable and other accrued and current liabilities	102,991	112,212
Total current liabilities	128,844	139,630
Long-term liabilities:
Long-term debt	353,352	368,632
Asset retirement obligations	44,696	34,517
Other long-term liabilities	98,943	56,877
Total liabilities	625,835	599,656
Stockholders' equity	148,804	113,145
Total liabilities and stockholders' equity	$ 774,639	$ 712,801

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)

United States	$ 154,603	$ 142,438	$ 626,152	$ 501,328
United Kingdom	33,395	25,536	117,814	97,665
Other International	10,362	6,208	36,483	25,583
Total revenues	$ 198,360	$ 174,182	$ 780,449	$ 624,576

Breakout of ATM operating revenues:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)

Surcharge revenues	$ 88,408	$ 78,561	$ 351,059	$ 290,501
Interchange revenues	63,750	54,180	241,641	189,587
Bank branding and surcharge-free network revenues	32,571	25,497	119,490	93,449
Managed services revenues	4,269	3,201	16,269	10,476
Other revenues	3,815	3,616	15,203	13,206
Total ATM operating revenues	$ 192,813	$ 165,055	$ 743,662	$ 597,219

Total cost of revenues by segment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)

United States	$ 99,222	$ 93,360	$ 414,148	$ 325,394
United Kingdom	26,202	20,152	93,030	75,109
Other International	8,426	4,911	28,909	19,612
Total cost of revenues	$ 133,850	$ 118,423	$ 536,087	$ 420,115

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)

Merchant commissions	$ 61,701	$ 52,230	$242,569	$186,043
Vault cash rental expense	12,378	11,624	49,258	40,818
Other costs of cash	18,077	15,814	68,406	55,159
Repairs and maintenance	12,214	11,815	51,977	41,474
Communications	5,510	4,835	21,313	17,563
Transaction processing	1,943	1,466	8,088	4,833
Stock-based compensation	176	134	930	903
Other expenses	16,371	12,799	60,141	49,554
Total cost of ATM operating revenues	$128,370	$ 110,717	$502,682	$396,347

Breakout of selling, general, and administrative expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)

Employee costs	$ 9,470	$ 7,585	$ 33,927	$ 27,971
Stock-based compensation	2,243	2,194	10,180	8,421
Professional fees	1,734	2,405	7,255	7,348
Other	4,122	3,697	14,163	11,842
Total selling, general, and administrative expenses	$ 17,569	$ 15,881	$ 65,525	$ 55,582

Depreciation and accretion expense by segment:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)

United States	$ 10,371	$ 7,906	$ 37,837	$ 28,698
United Kingdom	5,754	4,334	19,894	16,194
Other International	1,131	718	3,768	3,070
Total depreciation and accretion expense	$ 17,256	$ 12,958	$ 61,499	$ 47,962

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	December 31, 2012	December 31, 2011
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
Revolving credit facility	152,000	166,000
Equipment financing notes	2,819	4,949
Total long-term debt	$ 354,819	$ 370,949

Share count rollforward:

Total shares outstanding as of December 31, 2011		43,999,443
Shares repurchased		(176,255)
Shares issued – restricted stock grants and conversions and stock options exercised		821,386
Shares vested – restricted stock units		2,500
Shares forfeited – restricted stock		(5,850)
Total shares outstanding as of December 31, 2012		44,641,224

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)

Cash provided by operating activities	$ 42,063	$ 43,973	$136,388	$113,325
Cash used in investing activities	(15,287)	(53,767)	(113,764)	(234,454)
Cash (used in) provided by financing activities	(24,092)	10,161	(14,084)	123,532
Effect of exchange rate changes on cash	80	3	(255)	(16)
Net increase in cash and cash equivalents	2,764	370	8,285	2,387
Cash and cash equivalents at beginning of period	11,097	5,206	5,576	3,189
Cash and cash equivalents at end of period	$ 13,861	$ 5,576	$ 13,861	$ 5,576

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited)

The following table excludes the effects of the acquisitions in the three and twelve month periods ended December 31, 2012 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Average number of transacting ATMs:
United States: Company-owned	26,765	24,161	22,949	21,125
United Kingdom	4,298	3,467	3,999	3,255
Mexico	2,745	2,874	2,797	2,897
Canada	854	342	338	105
Subtotal	34,662	30,844	30,083	27,382
United States: Merchant-owned	11,856	13,789	8,482	9,934
Average number of transacting ATMs: ATM operations	46,518	44,633	38,565	37,316

United States: Managed services (1)	5,744	4,731	5,257	4,319
United Kingdom: Managed services	21	21	21	18
Canada: Managed services	—	—	—	—
Average number of transacting ATMs: Managed services	5,765	4,752	5,278	4,337

Total average number of transacting ATMs	52,283	49,385	43,843	41,653

Total transactions (in thousands):
ATM operations	184,253	149,837	640,391	516,564
Managed services	9,797	7,173	36,722	26,107
Total transactions	194,050	157,010	677,113	542,671

Total cash withdrawal transactions (in thousands):
ATM operations	112,175	93,413	396,178	318,615
Managed services	6,142	4,600	22,971	17,241
Total cash withdrawal transactions	118,317	98,013	419,149	335,856

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	804	698	856	712

ATM operating revenues	$ 1,313	$ 1,209	$ 1,410	$ 1,310
Cost of ATM operating revenues (2)	871	808	937	866
ATM operating gross profit (2) (3)	$ 442	$ 401	$ 473	$ 444

ATM operating gross margin (2) (3)	33.7%	33.2%	33.5%	33.9%
___________________

(1) Includes 2,752 and 2,564 ATMs for the three months ended December 31, 2012 and 2011, respectively, and 2,679 and 2,523 ATMs for the twelve months ended December 31, 2012 and 2011, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Average number of transacting ATMs:
United States: Company-owned	27,177	24,161	26,049	21,125
United Kingdom	4,298	3,467	3,999	3,255
Mexico	2,745	2,874	2,797	2,897
Canada	1,214	342	851	105
Subtotal	35,434	30,844	33,696	27,382
United States: Merchant-owned	20,554	13,789	17,773	9,934
Average number of transacting ATMs: ATM operations	55,988	44,633	51,469	37,316

United States: Managed services	6,023	4,731	5,928	4,319
United Kingdom: Managed services	21	21	21	18
Canada: Managed services	98	—	25	—
Average number of transacting ATMs: Managed services(1)	6,142	4,752	5,974	4,337

Total average number of transacting ATMs	62,130	49,385	57,443	41,653

Total transactions (in thousands):
ATM operations	190,895	149,837	704,879	516,564
Managed services	10,166	7,173	39,786	26,107
Total transactions	201,061	157,010	744,665	542,671

Total cash withdrawal transactions (in thousands):
ATM operations	117,038	93,413	443,381	318,615
Managed services	6,426	4,600	25,217	17,241
Total cash withdrawal transactions	123,464	98,013	468,598	335,856

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	696	698	718	712

ATM operating revenues	$ 1,121	$ 1,209	$ 1,177	$ 1,310
Cost of ATM operating revenues (2)	742	808	792	866
ATM operating gross profit (2) (3)	$ 379	$ 401	$ 385	$ 444

ATM operating gross margin (2) (3)	33.8%	33.2%	32.7%	33.9%
___________________

(1) Includes 2,850 and 2,564 ATMs for the three months ended December 31, 2012 and 2011, respectively, and 2,704 and 2,523 ATMs for the twelve months ended December 31, 2012 and 2011, respectively, for which the Company only provided EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of December 31, 2012 and 2011
(Unaudited)

	As of December 31,
Ending number of transacting ATMs:	2012	2011
United States: Company-owned	27,573	24,590
United Kingdom	4,307	3,505
Mexico	2,729	2,847
Canada	1,549	512
Subtotal	36,158	31,454
United States: Merchant-owned	20,237	16,651
Ending number of transacting ATMs: ATM operations	56,395	48,105

United States: Managed services	6,050	4,759
United Kingdom: Managed services	21	22
Canada: Managed services	294	—
Ending number of transacting ATMs: Managed services(1)	6,365	4,781

Total ending number of transacting ATMs	62,760	52,886
___________________

(1) Includes 3,052 and 2,590 ATMs as of December 31, 2012 and 2011, respectively for which the Company only provided EFT transaction processing services. Also includes 817 ATMs that as of December 31, 2011, were reported in the United States Merchant-owned category.

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$ 11,201	$ 8,153	$ 43,591	$ 70,233
Adjustments:
Interest expense, net	5,195	5,306	21,161	20,116
Amortization of deferred financing costs	227	218	896	993
Income tax expense (benefit)	6,325	4,589	27,009	(13,176)
Depreciation and accretion expense	17,256	12,958	61,499	47,962
Amortization expense	5,260	5,674	21,712	17,914
EBITDA	$ 45,464	$ 36,898	$ 175,868	$ 144,042

Add back:
Loss on disposal of assets	1,003	701	1,787	981
Other income (1)	(732)	(1,070)	(1,830)	(849)
Noncontrolling interests (2)	(451)	(431)	(1,668)	(1,897)
Stock-based compensation expense (3)	2,408	2,315	11,072	9,283
Acquisition-related costs (4)	1,474	3,448	3,332	4,747
Other adjustments to selling, general, and administrative expenses (5)	972	—	972	—
Adjusted EBITDA	$ 50,138	$ 41,861	$ 189,533	$ 156,307
Less:
Interest expense, net (3)	5,161	5,243	20,990	19,771
Depreciation and accretion expense (3)	16,857	12,613	59,983	46,465
Adjusted pre-tax income	28,120	24,005	108,560	90,071
Income tax expense (at 35%) (6)	9,842	8,402	37,996	31,525
Adjusted Net Income	$ 18,278	$ 15,603	$ 70,564	$ 58,546

Adjusted Net Income per share	$ 0.42	$ 0.36	$ 1.62	$ 1.39
Adjusted Net Income per diluted share	$ 0.41	$ 0.36	$ 1.61	$ 1.37

Weighted average shares outstanding - basic	43,873,526	42,794,563	43,469,175	42,201,491
Weighted average shares outstanding - diluted	44,153,157	43,352,237	43,875,332	42,886,780

_______________

(1) Amounts exclude unrealized and realized (gains) losses related to derivatives not designated as hedging instruments.
(2) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(3) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(4) Acquisition-related costs include non-recurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to recent acquisitions.
(5) Amount related to severance costs associated with the departure of the Company's former U.K. Managing Director in November 2012.
(6) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Reconciliation of Free Cash Flows
For the Three and Twelve Months Ended December 31, 2012 and 2011
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(In thousands)
Cash provided by operating activities	$ 42,063	$ 43,973	$136,388	$113,325
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(12,211)	(29,827)	(92,803)	(66,886)
Free cash flow	$ 29,852	$ 14,146	$ 43,585	$ 46,439

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2013
(Unaudited)

	Estimated Range Full Year 2013

	(In millions, except per share information)

Net income	$ 49.4	--	$ 51.8
Adjustments:
Interest expense, net	20.2	--	20.7
Amortization of deferred financing costs	0.9	--	0.9
Income tax expense	30.3	--	31.8
Depreciation and accretion expense	65.5	--	67.0
Amortization expense	23.0	--	23.0
EBITDA	$ 189.3	--	$ 195.2

Add back:
Noncontrolling interests	(1.8)	--	(1.7)
Loss on disposal of assets	1.0	--	1.0
Stock-based compensation expense	11.5	--	12.5
Acquisition-related costs	2.0	--	2.0
Adjusted EBITDA	$ 202.0	--	$ 209.0
Less:
Interest expense, net (1)	20.0	--	20.5
Depreciation and accretion expense (1)	64.0	--	65.5
Income tax expense (at 35%) (2)	41.3	--	43.0
Adjusted Net Income	$ 76.7	--	$ 80.0

Adjusted Net Income per diluted share	$1.72	--	$1.79

Weighted average shares outstanding – diluted	44.7	--	44.7
__________________

(1)Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(2) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.
Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

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